EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-119189, 333-113776, 333-99755, 333-91138, 333-68586, 333-68096, 333-60676, 333-51642, 333-89701, 333-66913, 333-44877, 333-43905, 333-36527, 333-26869, 333-24753 and 333-2600) of Verity, Inc. of our report dated June 13, 2003 relating to the financial statements of Verity, Inc. as of May 31, 2003 and for the years ended May 31, 2003 and 2002, which appears in this Form 10-K/A.

/s/    PricewaterhouseCoopers LLP

San Jose, California

July 12, 2005